PRESS RELEASE

CARRIAGE SERVICES ANNOUNCES RECORD 2012 FOURTH QUARTER AND ANNUAL RESULTS AND RAISES ROLLING FOUR QUARTER OUTLOOK

HOUSTON –February 25, 2013 – Carriage Services, Inc. (NYSE: CSV) today announced record results for the quarter and full year ending December 31, 2012.

Mel Payne, Chief Executive Officer, stated, “Our fourth quarter performance was outstanding, as we achieved strong revenue growth of 13.1% to a record $53.3 million, and Adjusted Earnings Per Share growth of 140% to $0.24 per share. Our full year results were also outstanding as we achieved strong revenue growth of 8.8% to a record $204.1 million and Adjusted Earnings Per Share growth of 30.8% to a record $0.85 per share. This record performance was driven by substantially higher year over year revenue growth and margin expansion in each of our four major profit segments, the consolidated impact of which is reflected in the 2012 quarterly and full year comparative highlights shown below.”

Three Months Ending December 31, 2012

▪	Total Revenue up 13.1% to $53.3 million;

▪	Total Field EBITDA up 25.7% to $22.1 million;

▪	Total Field EBITDA Margin up 420 basis points to 41.5%;

▪	Consolidated EBITDA up 56.0% to $12.5 million;

▪	Consolidated EBITDA Margin up 650 basis points to 23.5%;

▪	Adjusted Consolidated EBITDA up 24.8% to $13.6 million;

▪	Adjusted Consolidated EBITDA Margin up 240 basis points to 25.5%;

▪	Adjusted Earnings Per Share up 140.0% to $0.24 from $0.10 in 2011; and

▪	GAAP Diluted EPS from Continuing Operations up 1050% to $0.23 in 2012 from $0.02 in 2011.

Twelve Months Ending December 31, 2012

▪	Total Revenue up 8.8% to $204.1 million;

▪	Total Field EBITDA up 16.1% to $80.9 million;

▪	Total Field EBITDA Margin up 250 basis points to 39.6%;

▪	Consolidated EBITDA up 24.2% to $50.6 million;

▪	Consolidated EBITDA Margin up 310 basis points to 24.8%;

▪	Adjusted Consolidated EBITDA up 9.4% to $54.9 million;

▪	Adjusted Consolidated EBITDA Margin up 20 basis points to 26.9%;

▪	Adjusted Earnings Per Share up 30.8% to $0.85 from $0.65 in 2011; and

▪	GAAP Diluted EPS from Continuing Operations up 73.0% to $0.64 from $0.37 in 2011.

Adjusted Earnings Per Share, Adjusted Net Income, Consolidated EBITDA, Adjusted Consolidated EBITDA, Field EBITDA, Free Cash Flow are all non-GAAP financial measures management believes are important financial measurements to understand the company’s operations and financial results. These items are defined and reconciled to GAAP later in the press release.

"Our record fourth quarter and full year performance was the result of rapid and transformative change throughout 2012, starting with a major management reorganization and an updated Funeral Standards

Operating Model in the fourth quarter of 2011. As the year progressed, we positioned Carriage in four other major fundamental areas to have a strong 2012 fourth quarter finish and to enter 2013 with a higher capacity of sustainable earnings power."

"First, we completed and rolled out an updated Cemetery Standards Operating Model effective January 1, 2013, and recruited the organizational leadership both at the corporate and field level to take our Cemetery Portfolio performance to a much higher and sustainable level over time. Second, we made substantial structural changes in how we manage and receive compensation from our trust funds, which should result in higher sustainable financial revenue over time. Third, we completed the refinancing of our $130 million of 7.875% senior notes due 2015 with a $235 million syndicated bank financing comprised of a $130 million five year term loan and a $105 million five year revolving credit facility, with interest savings of over 400 basis points on the refinanced term loan. And finally, we increased our acquisition activity by closing three transactions in December whose full impact will be reflected beginning in January 2013. Our active acquisition program will continue to drive acquisition revenue and earnings growth."

"Accordingly, as a result of the effectiveness of the many organizational leadership changes over the past year and the success of our renewed focus on all the drivers of sustainable high performance, we are substantially raising our Rolling Four Quarter Outlook of Adjusted EPS to $1.11 to $1.14 from our previous guidance of $1.03 to $1.05. This is the first time in our twenty-one year history that we will have achieved the milestone of earnings in excess of $1.00 per share during a calendar year."

"As we entered 2012 after concluding our 20th anniversary year in 2011, we established extraordinarily challenging goals over the five year period ending with 2016, consistent with the five year theme of taking Carriage from a Good company in 2012 to one considered Great by 2016. We more than met the standard of high performance captured by our yearly theme for 2012, “Carriage Services 2012 - A NEW BEGINNING!” Our yearly theme for 2013, “Carriage Services 2013- Raising the Standard – All In!”, speaks to the confidence we have in our corporate and field leaders and employees to execute our models individually and as teams so as to bring “Being the Best” distinction upon themselves and our company," concluded Mr. Payne.

FUNERAL FIELD OPERATIONS
For the Three Months Ending December 31, 2012

•	Total Funeral Operating Revenue increased 10.1% to $37.9 million;

•	Same Store Funeral Revenue increased 2.8% with same store volume increasing 4.0%;

•	Acquisition Funeral Revenue increased 57.7% with acquisition volume increasing 35.5%;

•	Total Funeral Field EBITDA increased 17.6% to $14.4 million;

•	Total Funeral Field EBITDA Margin increased 250 basis points to 38.0%;

•	Average revenue per contract increased 0.3% to $5,347; and

•	Cremation rate increased 130 basis points to 46.5%.

For the Twelve Months Ending December 31, 2012

•	Total Funeral Operating Revenue increased 8.4% to $146.4 million;

•	Same Store Funeral Revenue decreased 0.2% with same store volume decreasing 1.4%;

•	Acquisition Funeral Revenue increased 81.6% with acquisition volume increasing 52.6%;

•	Total Funeral Field EBITDA increased 16.2% to $54.6 million;

•	Total Funeral Field EBITDA Margin increased 250 basis points to 37.3%;

•	Average revenue per contract excluding trust earnings increased 1.6% to $5,369; and

•	Cremation rate increased 100 basis points to 46.0%.

CEMETRY FIELD OPERATIONS
For the Three Months Ending December 31, 2012

•	Total Cemetery Operating Revenue increased 9.0% to $10.1 million;

•	Total Cemetery Field EBITDA increased 28.4% to $2.8 million;

•	Total Cemetery Field EBITDA Margin increased 410 basis points to 27.4%;

•	Cemetery pre-need property sale contracts declined 8.9% to 1,433; and

•	Average Cemetery pre-need property sale per contract increased 7.6% to $2,747.

For the Twelve Months Ending December 31, 2012

•	Total Cemetery Operating Revenue increased 5.0% to $40.1 million;

•	Total Cemetery Field EBITDA increased 6.0% to $10.1 million;

•	Total Cemetery Field EBITDA Margin increased 20 basis points to 25.2%;

•	Cemetery pre-need property sale contracts increased 1.0% to 6,600; and

•	Average Cemetery pre-need property sale per contract increased 6.0% to $2,765.

FINANCIAL OPERATIONS
For the Three Months Ending December 31, 2012

•	Total Financial Revenue increased 52.6% to $5.3 million;

•	Total Financial EBITDA increased 54.5% to $5.0 million;

•	Total Financial EBITDA Margin increased 120 basis points to 93.4%;

•	Funeral Financial Revenue decreased 2.7% to $1.9 million; and

•	Cemetery Financial Revenue increased 124.4% to $3.4 million.

For the Twelve Months Ending December 31, 2012

•	Total Financial Revenue increased 21.7% to $17.7 million;

•	Total Financial EBITDA increased 23.3% to $16.2 million;

•	Total Financial EBITDA Margin increased 130 basis points to 91.8%;

•	Funeral Financial Revenue decreased 6.0% to $7.7 million; and

•	Cemetery Financial Revenue increased 57.1% to $10.0 million.

FREE CASH FLOW

Carriage generated Free Cash Flow from continuing operations for the year 2012 of $20.6 million compared to Free Cash Flow from continuing operations of $24.2 million for the corresponding period in 2011 as summarized below (in millions):

	2011		2012
Cash flow provided by continuing operations	$30,959	(1)	$25,624
Cash used for maintenance capital expenditures	(6,776)		(5,066)
Free Cash Flow	$24,183		$20,558

(1)
Cash flow provided by continuing operations and Free Cash Flow for the year ended December 31, 2011 included $8.5 million cash withdrawal from its affiliated preneed cemetery trusts previously disclosed in our press release dated July 21, 2011.

ACQUISITIONS

Carriage is focused on acquiring additional funeral homes and cemetery businesses through a highly disciplined Strategic Acquisition Model as a core strategy to grow revenues and earnings. Since the implementation of this updated and revised model late in the fourth quarter of 2011, we have acquired eight funeral homes and one cemetery that are expected to generate approximately $18.0 million in annual revenue. However, these acquisitions contributed only $6.9 million in revenue for the full year 2012 due to the timing of the purchases. The full revenue and earnings impact of the recent acquisitions will be realized on a full year basis in 2013. All of these acquisitions have been accretive to earnings per share and the combined Field EBITDA Margin on these eight acquisitions was at 38.1% for the full year 2012. We expect to complete six to eight acquisitions with total annualized revenue of $15 to $16 million in fiscal 2013. These anticipated acquisitions will be spread throughout the year and there are no specific acquisitions under a letter of intent at this point in time.

SENIOR SECURED CREDIT FACILITY

As previously disclosed in the third quarter press release, we completed a transaction to restructure our debt agreements with a new $235 million secured bank credit facility (the “Credit Facility”) with $105 million available under a revolving credit facility and $130 million available as a term loan. The new Credit Facility also contains an accordion provision to borrow up to an additional $40 million in revolving loans. The Term Loan was used to redeem and replace our existing 7.875% Senior Notes. The revolver portion of the Credit Facility refinanced our then existing Revolving Credit, paid other transaction related expenses and will provide for future corporate needs. The Credit Facility has a five year maturity and is collateralized by all personal property and funeral home real property in certain states. Interest under the new Credit Facility is payable at prime or LIBOR options. As of December 31, 2012, $44.7 million was drawn under the revolving credit facility and $127.5 million is outstanding on the term loan.

In connection with the repayment of the previously outstanding senior debt, the Company incurred a call premium payment to the former debtholders in the amount of $1.7 million and recorded a pre-tax charge in the amount of $1.3 million to write off the related unamortized loan costs. GAAP diluted earnings per share from continuing operations in the current year were affected by the above mentioned costs that totaled $0.10 per share on an after-tax basis. The benefits of the new Credit Facility include substantially lower interest costs and increased capacity for financing acquisition growth.

TRUST FUND PERFORMANCE

During the fourth quarter of 2012, Carriage's discretionary trust funds gained 3.1% compared to a loss of 0.4% for the S&P 500 and a 3.2% gain for the Barclay's U.S. Corporate High Yield Index. For the year ending December 31, 2012, Carriage's discretionary trust funds gained 20.3% versus a gain of 16.0% for the S&P 500 and 15.8% for the High Yield Index.
The current yield on Carriage's discretionary fixed income portfolio is 8.46% and the estimated annual income for the entire discretionary portfolio is $12.4 million. Over the past four years, Carriage has grown the estimated annual income by 128% while realizing approximately $84 million in net income in our discretionary trust accounts.
The high amount of recurring current income combined with the realized net income in our discretionary trust portfolio will continue to benefit Carriage through the increased value of preneed funeral and cemetery contracts at maturity. Carriage will also benefit from the recurring income from our cemetery perpetual care accounts which is recognized as GAAP revenue and earnings in the current period.
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services, and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
Timeframe	Discretionary	Total Trust	S&P 500 Stock Index	Barclay’s U.S. Corporate High Yield Index	50/50 index Benchmark(2)
3 months ended 12/31/12	3.1%	2.5%	-0.4%	3.2%	1.4%
1 year ended 12/31/12	20.3%	17.1%	16.0%	15.8%	15.9%
2 years ended 12/31/12	16.8%	14.9%	18.4%	21.6%	20.0%
3 years ended 12/31/12	41.0%	35.8%	36.3%	40.0%	38.1%
4 years ended 12/31/12	119.4%	99.8%	72.3%	121.4%	96.9%
5 years ended 12/31/12	57.8%	53.9%	8.6%	63.5%	36.0%

(1) Investment performance includes realized income and unrealized appreciation (depreciation).

(2)	The 50/50 Benchmark is 50% weighted to the S&P 500 Stock Index and 50% weighted to the Barclay’s U.S. Corporate High Yield Index

Asset Allocation as of December 31, 2012 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	3,568	2%	18,144	8%
Equities	18,929	11%	35,450	15%
Fixed Income	154,985	87%	178,160	77%
Total Portfolios	$177,482	100%	$231,754	100%

ROLLING FOUR QUARTER OUTLOOK RAISED

As a result of the effectiveness of the many organizational leadership changes over the past year and the success of our renewed focus on all the drivers of sustainable high performance, we are substantially raising our Rolling Four Quarter Outlook of Adjusted EPS to $1.11 to $1.14 from our previous guidance of $1.03 to $1.05. This is the first time in our twenty-one year history that we will have achieved the milestone of earnings in excess of $1.00 per share during a calendar year.

The Rolling Four Quarter Outlook “(Outlook)” reflects management’s current opinion on the performance of the portfolio of businesses for the rolling four quarter period ending December 31, 2013, and the performance of the trusts as well as our view of the financial markets. Factors affecting our analysis include, among others, acquisitions, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, Strategic Acquisition Model and Withdrawable Trust Income.

ROLLING FOUR QUARTER OUTLOOK – Period Ending December 31, 2013

Range (in millions, except per share amounts)
Revenues	$224 – $226
Consolidated EBITDA	$57 – $59
Adjusted Consolidated EBITDA	$60 – $62
Net Income	$17 – $19
Adjusted Net Income	$19 – $21
GAAP Earnings Per Share	$1.02 – $1.04
Adjusted Earnings Per Share	$1.11 – $1.14
Free Cash Flow	$28 – $30

Revenues, Consolidated EBITDA, Adjusted Consolidated EBITDA, Net Income, Adjusted Net Income, GAAP Earnings Per Share, Adjusted Earnings Per Share and Free Cash Flow for the four quarter period ending December 31, 2013 are expected to improve relative to the same period ended December 31, 2012, for the following reasons:

•	The new Credit Facility will allow for increased financial capacity for acquisitions and substantially reduced interest costs;

•	Increases in Acquired Funeral Revenue and Acquired Funeral Field EBITDA;

•	Modest increases in Same Store Funeral Revenue and Same Store Funeral Field EBITDA;

•	Increases in Cemetery Revenue and Cemetery Field EBITDA; and

•	Increases in Financial Revenue and Financial EBITDA from trust funds.

CARRIAGE SERVICES, INC.
NON-GAAP UNAUDITED TREND OPERATING AND FINANCIAL METRICS
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31			Twelve Months Ended December 31
	2011	2012	% Change	2011	2012	% Change

Same Store Contracts
Atneed Contracts	4,424	4,612	4.2%	18,075	18,007	-0.4%
Preneed Contracts	1,215	1,250	2.9%	5,006	4,755	-5.0%
Total Same Store Funeral Contracts	5,639	5,862	4.0%	23,081	22,762	-1.4%
Acquisition Contracts
Atneed Contracts	945	1,246	31.9%	3,067	4,773	55.6%
Preneed Contracts	168	262	56.0%	599	821	37.1%
Total Acquisition Funeral Contracts	1,113	1,508	35.5%	3,666	5,594	52.6%
Total Funeral Contracts	6,752	7,370	9.2%	26,747	28,356	6.0%

Funeral Operating Revenue
Same Store Revenue	$29,802	$30,624	2.8%	$120,766	$120,576	-0.2%
Acquisition Revenue	4,619	7,286	57.7%	14,210	25,802	81.6%
Total Funeral Operating Revenue	$34,420	$37,910	10.1%	$134,976	$146,378	8.4%

Cemetery Operating Revenue
Same Store Revenue	$9,231	$9,958	7.9%	$38,152	$39,902	4.6%
Acquisition Revenue	—	105		—	166
Total Cemetery Operating Revenue	$9,231	$10,064	9.0%	$38,152	$40,068	5.0%

Financial Revenue
Preneed Funeral Commission Income	412	348	-15.5%	1,811	1,711	-5.5%
Preneed Funeral Trust Earnings	1,563	1,574	0.7%	6,357	5,968	-6.1%
Cemetery Trust Earnings	1,187	3,188	168.6%	5,041	8,506	68.7%
Preneed Cemetery Finance Charges	331	218	-34.1%	1,341	1,518	13.2%
Total Financial Revenue	$3,492	$5,328	52.6%	$14,550	$17,703	21.7%
Total Revenue	$47,143	$53,301	13.1%	$187,678	$204,149	8.8%

Field EBITDA
Same Store Funeral Field EBITDA	$10,959	$12,185	11.2%	$43,288	$46,231	6.8%
Same Store Funeral Field EBITDA Margin	36.8%	39.8%	300 bp	35.8%	38.3%	250 bp
Acquisition Funeral Field EBITDA	1,273	2,203	73.1%	3,681	8,339	126.5%
Acquisition Funeral Field EBITDA Margin	27.6%	30.2%	260 bp	25.9%	32.3%	640 bp
Total Funeral Field EBITDA	$12,232	$14,388	17.6%	$46,969	$54,570	16.2%
Total Funeral Field EBITDA Margin	35.5%	38.0%	250 bp	34.8%	37.3%	250 bp

Same Store Cemetery Field EBITDA	$2,147	$2,767	28.9%	$9,525	$10,176	6.8%
Same Store Cemetery Field EBITDA Margin	23.3%	27.8%	450 bp	25.0%	25.5%	20 bp
Acquisition Cemetery Field EBITDA	—	(12)		—	(76)
Acquisition Cemetery Field EBITDA Margin	—	-11.4%		—	-45.8%
Total Cemetery Field EBITDA	$2,147	$2,756	28.4%	$9,525	$10,100	6.0%
Total Cemetery Field EBITDA Margin	23.3%	27.4%	410 bp	25.0%	25.2%	20 bp

Funeral Financial EBITDA	$1,703	$1,591	-6.6%	$6,793	$6,272	-7.7%
Cemetery Financial EBITDA	1,518	3,385	123.0%	6,382	9,975	56.3%
Total Financial EBITDA	$3,221	$4,976	54.5%	$13,175	$16,247	23.3%
Total Financial EBITDA Margin	92.2%	93.4%	120 bp	90.5%	91.8%	130 bp

Total Field EBITDA	17,599	22,120	25.7%	69,669	80,917	16.1%
Total Field EBITDA Margin	37.3%	41.5%	420 bp	37.1%	39.6%	250 bp

CARRIAGE SERVICES, INC.
NON-GAAP UNAUDITED TREND OPERATING AND FINANCIAL METRICS
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31			Twelve Months Ended December 31
	2011	2012	% Change	2011	2012	% Change

Overhead
Total Variable Overhead	$4,760	$3,706	-22.1%	$9,422	$9,450	0.3%
Total Regional Fixed Overhead	794	1,257	58.3%	3,766	4,187	11.2%
Total Corporate Fixed Overhead	4,012	4,626	15.3%	15,699	16,635	6.0%
Total Overhead	$9,566	$9,589	0.2%	$28,887	$30,272	4.8%
	20.3%	18.0%	-230 bp	15.4%	14.8%	-60 bp

Consolidated EBITDA	$8,034	$12,530	56.0%	$40,781	$50,645	24.2%
Consolidated EBITDA Margin	17.0%	23.5%	650 bp	21.7%	24.8%	310 bp

Special Items Affecting EBITDA
Withdrawable Trust Income (loss)	$(368)	$627		$4,513	$1,916
Acquisition Expenses	265	425		1,237	1,340
Severance Costs	1,769	33		1,936	802
Non-Recurring legal fees/Settlements	—	—		—	195
Incentive Compensation - Corporate	810	—		810	—
Other Incentive Compensation	254	—		254	—
Professional Fees	141	—		141	—
Securities Transactions Expenses	2	—		504	—
Sum of Special Items	$2,873	$1,085	-62.2%	$9,395	$4,253	-54.7%

Adjusted Consolidated EBITDA	$10,907	$13,615	24.8%	$50,176	$54,898	9.4%
Adjusted Consolidated EBITDA Margin	23.1%	25.5%	240 bp	26.7%	26.9%	20 bp

Property Depreciation & Amortization	$2,413	$2,505	3.8%	$9,585	$10,054	4.9%
Non Cash Stock Compensation	284	553	94.7%	1,870	2,174	16.3%
Interest Expense	4,477	3,421	-23.6%	18,104	17,100	-5.5%
Interest Income and Other, Net	(16)	(911)		(696)	2,068
Pretax Income before Special Item Adjustment	$3,748	$8,048	114.7%	$21,314	$23,502	10.3%

Special Items Affecting Pretax Income
Refinancing Related Costs	—	—		201	3,031
Gain on Repurchase of TIDES	—	—		(846)	—
Reduction of Litigation Reserve	—	(900)		—	(900)
Adjusted Pretax Income	$3,748	$7,148	90.7%	$20,668	$25,633	24.0%
Tax Provision	$1,928	$2,721	41.1%	$8,781	$10,176	15.9%
Adjusted Net Income	$1,820	$4,427	143.2%	$11,887	$15,457	30.0%
Adjusted Net Profit Margin	3.9%	8.2%	430 bp	6.3%	7.6%	130 bp

Adjusted Earnings Per Share	$0.10	$0.24	140.0%	$0.65	$0.85	30.8%

GAAP Earnings Per Share	$0.02	$0.23	1050.0%	$0.37	$0.64	73.0%

Average Shares Outstanding	18,420	18,264	-0.8%	18,397	18,226	-0.9%

CONFERENCE CALL AND INVESTOR RELATIONS CONTACTS

Carriage Services has scheduled a conference call for tomorrow, February 26, 2013 at 9:30 a.m. CST. To participate in the call, please dial 866-516-3867 (code - 10408333) and ask for the Carriage Services conference call. A telephonic replay of the conference call will be available through March 8, 2013 and may be accessed by dialing 404-537-3406 (code - 10408333). An audio archive will also be available on the company’s website at www.carriageservices.com after the call. For more information on any investor relations questions, please contact Bill Heiligbrodt at 713-332-8553.

NON-GAAP FINANCIAL MEASURES

This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided at the end of the press release.

The Non-GAAP financial measures include “Free Cash Flow”, “Funeral and Cemetery Field EBITDA”, “Total Field EBITDA”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Special Items”, “Adjusted Net Income” and “Adjusted Earnings Per Share” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items itemized and reconciled to GAAP later in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. These financial measures are used by management to understand and explain the Company’s operations and financial results.

Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts, termed “Withdrawable Trust Income (loss)” and reported on a Non-GAAP proforma basis within Special Items in the accompanying Non-GAAP Unaudited Income Statement, to reflect the current cash results. Management believes that the Withdrawable Trust Income provides useful information to investors because it presents income and cash flow when earned by the trusts.

FORWARD-LOOKING STATEMENTS

Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, could cause the Company’s results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	December 31,
	2011	2012
ASSETS
Current assets:
Cash and cash equivalents	$1,137	$1,698
Accounts receivable, net	16,321	17,812
Assets held for sale	4,230	1,466
Inventories and other current assets	13,396	12,163
Total current assets	35,084	33,139
Preneed cemetery trust investments	65,705	70,960
Preneed funeral trust investments	75,812	82,896
Preneed receivables, net	22,614	23,222
Receivables from preneed trusts	22,165	25,871
Property, plant and equipment, net	135,513	152,433
Cemetery property	71,515	75,156
Goodwill	192,778	218,442
Deferred charges and other non-current assets	10,106	9,424
Cemetery perpetual care trust investments	41,485	46,542
Total assets	$672,777	$738,085
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of senior long-term debt and capital lease obligations	$628	$718
Accounts payable and other liabilities	13,856	18,310
Accrued liabilities	17,809	12,278
Liabilities associated with assets held for sale	2,260	369
Total current liabilities	34,553	31,675
Long-term debt, net of current portion	131,900	129,341
Line of credit	3,100	44,700
Convertible junior subordinated debenture due in 2029 to an affiliate	89,770	89,770
Obligations under capital leases, net of current portion	4,155	4,013
Deferred preneed cemetery revenue	58,809	63,997
Deferred preneed funeral revenue	40,639	39,795
Deferred preneed cemetery receipts held in trust	65,682	70,960
Deferred preneed funeral receipts held in trust	75,812	82,896
Care trusts’ corpus	41,379	45,920
Total liabilities	545,799	603,067
Commitments and contingencies
Redeemable Preferred Stock	200	200
Stockholders’ equity:
Common Stock, $.01 par value; 80,000,000 shares authorized; 21,663,000 and 22,078,000 issued as of December 31, 2011 and 2012, respectively	217	221
Additional paid-in capital	201,284	204,652
Accumulated deficit	(63,987)	(54,788)
Treasury stock, at cost; 3,236,000 and 3,922,000 shares at December 31, 2011 and 2012, respectively	(10,736)	(15,267)
Total stockholders’ equity	126,778	134,818
Total liabilities and stockholders’ equity	$672,777	$738,085

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share data)

	For the three months ended December 31,		For the twelve months ended December 31,
	2011	2012	2011	2012

Revenues	$47,143	$53,301	$187,678	$204,149
Field costs and expenses	34,116	36,422	135,606	142,274
Gross profit	13,027	16,879	52,072	61,875
General and administrative expenses	7,690	7,407	22,745	23,458
Operating income	5,337	9,472	29,327	38,417
Interest expense	(4,477)	(3,421)	(18,104)	(17,100)
Interest income and other, net	16	911	51	963
Gain on repurchase of junior subordinated debenture	—	—	846	—
Loss on early extinguishment of debt and other costs	—	—	(201)	(3,031)
Income from continuing operations before income taxes	876	6,962	11,919	19,249
Provision for income taxes	(582)	(2,673)	(5,066)	(7,642)
Net income from continuing operations	294	4,289	6,853	11,607
Net income (loss) from discontinued operations, net of tax	14	(615)	125	(204)
Net income	308	3,674	6,978	11,403
Preferred stock dividend	2	4	14	14
Net income available to common stockholders	$306	$3,670	$6,964	$11,389

Basic earnings per common share:
Continuing operations	$0.02	$0.24	$0.37	$0.64
Discontinued operations	—	(0.03)	0.01	(0.01)
Basic earnings per common share	$0.02	$0.20	$0.38	$0.63
Diluted earnings per common share:
Continuing operations	$0.02	$0.23	$0.37	$0.64
Discontinued operations	—	(0.03)	0.01	(0.01)
Diluted earnings per common share	$0.02	$0.21	$0.38	$0.63

Dividends declared per common share	$0.025	$0.025	$0.075	$0.100

Weighted average number of common and common equivalent shares outstanding:
Basic	18,393	18,114	18,359	18,126
Diluted	18,420	18,264	18,397	18,226

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the twelve months ended December 31,
	2011	2012
Cash flows from operating activities:
Net income	$6,978	$11,403
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations	(125)	204
Depreciation and amortization	9,585	10,054
Amortization of deferred financing costs	653	685
Gain on repurchase of convertible junior subordinated debentures	(846)	—
Provision for losses on accounts receivable	2,756	1,826
Stock-based compensation expense	1,867	2,174
Deferred income taxes (benefit)	(3,462)	3,930
Loss on early extinguishment of debt	201	1,323
Other	38	252
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(1,933)	(3,850)
Inventories and other current assets	(1,509)	5,334
Deferred charges and other	(38)	(38)
Preneed funeral and cemetery trust investments	10,956	6,658
Accounts payable and accrued liabilities	7,003	(7,201)
Deferred preneed funeral and cemetery revenue	10,316	3,720
Deferred preneed funeral and cemetery receipts held in trust	(11,481)	(10,850)
Net cash provided by continuing operating activities	30,959	25,624
Net cash provided by discontinuing operating activities	196	137
Net cash provided by operating activities	31,155	25,761
Cash flows from investing activities:
Acquisitions	(18,574)	(42,709)
Capital expenditures	(10,625)	(12,857)
Net cash used in continuing investing activities	(29,199)	(55,566)
Net cash provided by (used in) discontinuing investing activities	(19)	592
Net cash used in investing activities	(29,218)	(54,974)
Cash flows from financing activities:
Borrowings under the bank credit facility	2,500	43,307
Payments on long-term debt and obligations under capital leases	(625)	(3,173)
Proceeds from the exercise of stock options and employee stock purchase plan	719	896
Dividends on common stock	(1,376)	(1,804)
Dividends on redeemable preferred stock	(14)	(14)
Tax benefit from stock-based compensation	25	36
Repurchase of convertible junior subordinated debentures	(2,241)	—
Payment of debt amendment and loan origination costs	(333)	(3,236)
Payment of call premium associated with the senior note redemption	—	(1,707)
Purchase of treasury stock	(736)	(4,531)
Other financing costs	2	—
Net cash provided by (used) in financing activities	(2,079)	29,774
Net increase (decrease) in cash and cash equivalents	(142)	561
Cash and cash equivalents at beginning of year	1,279	1,137
Cash and cash equivalents at end of year	$1,137	$1,698

CARRIAGE SERVICES, INC. Selected Financial Data
	December 31,	December 31,
	2011	2012
Selected Balance Sheet Data:	(unaudited)
Cash and short-term investments	$1,137	$1,698
Total Senior Debt (a)	139,783	178,772
Senior Debt to total capitalization	39.7%	44.3%
Senior Debt to EBITDA (rolling 12 mos.)	3.4	3.5
Senior Debt to Adjusted Consolidated EBITDA (rolling 12 mos.)	2.8	3.3
(a)    Senior debt does not include the convertible junior subordinated debentures.

Reconciliation of Non-GAAP Financial Measures:

This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below. We define our Non-GAAP measures as “Adjusted” which is reflected on our Non-GAAP Unaudited Income Statement presented herein.

Reconciliation of Net Income from continuing operations to Adjusted Net Income from continuing operations for the three and twelve months ended December 31, 2011 and 2012 (thousands):

	Three months ended December 31,		Twelve months ended December 31,

	2011	2012	2011	2012
Net Income from continuing operations	$294	$4,289	$6,853	$11,607
Special items, net of tax	1,526	138	5,034	3,850
Adjusted Net Income from continuing operations	$1,820	$4,427	$11,887	$15,457

Reconciliation of Diluted Earnings Per Share from continuing operations to Adjusted Earnings per Share from continuing operations for the three and twelve months ended December 31, 2011 and 2012:

	Three months ended December 31,		Twelve months ended December 31,

	2011	2012	2011	2012
Diluted EPS from continuing operations	$0.02	$0.23	$0.37	$0.64
Effect of special items	0.08	0.01	0.28	0.21
Adjusted EPS from continuing operations	$0.10	$0.24	$0.65	$0.85

Summary of Special Items for the three and twelve months ended December 31, 2011 and 2012 on a pre-tax basis (thousands):

	Three months ended December 31,		Twelve months ended December 31,

	2011	2012	2011	2012
Items affecting EBITDA
Withdrawable Trust Income (loss)	$(368)	$627	$4,513	$1,916
Acquisition Expenses	265	425	1,237	1,340
Severance Costs	1,769	33	1,936	802
Non-recurring Legal Fees / Settlements	-	-	-	195
Incentive Compensation - Corporate	810	-	810	-
Other Incentive Compensation	254	-	254	-
Professional Fees	141	-	141	-
Securities Transaction Expense	2	-	504	-
Items Affecting Pre-Tax Income
Refinancing Related Costs	-	-	201	3,031
Reduction of Litigation Reserve	-	(900)	-	(900)
Gain or Repurchase of Tides	-	-	(846)	-
Sum of special items	$2,873	$185	$8,750	$6,384

Summary of Special Items for the three and twelve months ended December 31, 2011 and 2012 on an after-tax basis (thousands):

	Three months ended December 31,		Twelve months ended December 31,

	2011	2012	2011	2012
Items affecting EBITDA
Withdrawable Trust Income (loss)	$(195)	$394	$2,596	$1,155
Acquisition Expenses	141	267	712	808
Severance Costs	939	20	1,114	484
Non-recurring Legal Fees / Settlements	-	-	-	118
Incentive Compensation - Corporate	430	-	466	-
Other Incentive Compensation	135	-	146	-
Professional Fees	75	-	81	-
Securities Transaction Expense	1	-	290	-
Items Affecting Pre-Tax Income
Refinancing Related Costs	-	-	116	1,828
Reduction of Litigation Reserve	-	(543)	-	(543)
Gain or Repurchase of Tides	-	-	(487)	-
Sum of special items, net of tax	$1,526	$138	$5,034	$3,850

Reconciliation of Net Income from continuing operations to Adjusted Consolidated EBITDA from continuing operations for the three and twelve months ended December 31, 2011 and 2012 (in thousands):

	Three months ended December 31,		Twelve months ended December 31,

	2011	2012	2011	2012
Net income from continuing operations	$294	$4,289	$6,853	$11,607
Provision for income taxes	582	2,673	5,066	7,642
Pre-tax earnings from continuing operations	876	6,962	11,919	19,249

Interest expense, net	4,477	3,421	18,104	17,100
Interest income	(16)	(11)	(52)	(63)
Non-cash stock compensation	284	553	1,870	2,174
Depreciation & amortization	2,413	2,505	9,585	10,054
Special items	2,873	185	8,750	6,384
Adjusted Consolidated EBITDA from continuing operations	$10,907	$13,615	$50,176	$54,898
Revenue from continuing operations	$47,143	$53,301	$187,678	$204,149
Adjusted Consolidated EBITDA Margin	23.1%	25.5%	26.7%	26.9%

Reconciliation of Net Income from continuing operations to Adjusted Consolidated EBITDA for the estimated rolling four quarters ended December 31, 2013 (in thousands):

Rolling Four Quarter Outlook
December 31, 2013E
Net income from continuing operations	$19,300
Provision for income taxes	13,200
Pre-tax earnings from continuing operations	32,500
Net interest expense, including loan cost amortization	13,800
Depreciation & amortization, including stock compensation	13,000
Consolidated EBITDA from continuing operations	$59,300

Reconciliation of Consolidated EBITDA to Free Cash Flow for the estimated rolling four quarters ending December 31, 2013 (in 000's):

Rolling Four Quarter Outlook
December 31, 2013E
Consolidated EBITDA	$59,300
Interest paid	(13,200)
Cash Income taxes	(13,200)
Maintenance capital expenditures	(4,000)
Withdrawable trust income	1,300
Free Cash Flow	$30,200

Reconciliation of funeral and cemetery income from continuing operations before income taxes to Field EBITDA from continuing operations for the three and twelve months ended December 31, 2011 and 2012 (in thousands):

Funeral	Three months ended December 31,		Twelve months ended December 31,

	2011	2012	2011	2012
Gross Profit (GAAP)	$10,882	$12,083	$41,975	$47,482
Depreciation & amortization	1,440	1,542	5,719	5,974
Regional & unallocated costs	1,613	2,354	6,067	7,386
Net financial income	(1,703)	(1,591)	(6,793)	(6,272)
Funeral Field EBITDA	$12,232	$14,388	$46,969	$54,570
Funeral Field Operating Revenue	$34,420	$37,910	$134,976	$146,378
Funeral Field EBITDA Margin	35.5%	38.0%	34.8%	37.3%

Cemetery	Three months ended December 31,		Twelve months ended December 31,

	2011	2012	2011	2012
Gross Profit (GAAP)	$2,145	$4,796	$10,097	$14,393
Depreciation & amortization	711	718	2,853	3,116
Regional & unallocated costs	808	625	2,957	2,566
Net financial income	(1,518)	(3,385)	(6,382)	(9,975)
Cemetery Field EBITDA	$2,147	$2,756	$9,525	$10,100
Cemetery Field Operating Revenue	$9,231	$10,064	$38,152	$40,068
Cemetery Field EBITDA Margin	23.3%	27.4%	25.0%	25.2%